Exhibit 99.1

NEWS RELEASE
---------------------
For Immediate Release

                NOVELIS REPORTS FULL YEAR 2006 FINANCIAL RESULTS

ATLANTA, Mar. 1, 2007 -- Novelis Inc. (NYSE: NVL) (TSX: NVL) today reported its financial results for the full year ended December 31, 2006. The Company incurred a net loss of $275 million, or $(3.71) per share, on net sales of $9.8 billion, compared with net income of $90 million, or $1.21 per share, on net sales of $8.4 billion for 2005.

In 2006, the Company reduced its total debt by $195 million. Despite a challenging metal price environment, Novelis has reduced its debt by $516 million since the Company's inception in January 2005. Cash and cash equivalents as of December 31, 2006, were $73 million.

Total rolled products shipments increased to 2,960 kilotonnes in 2006 from 2,873 kilotonnes in 2005. This increase was primarily due to increased shipments to the can market in North and South America and Europe, as well as increased shipments of hot- and cold-rolled intermediate products in Europe.

The 2006 net loss includes almost no tax benefit largely because the Company recorded $71 million of additional valuation allowances related primarily to tax losses in certain jurisdictions where it does not expect to be able to utilize those losses. Additionally, the Company incurred added tax expense associated with certain exchange items for which there was no pre-tax benefit. Cash taxes paid in 2006 were $68 million.

As previously reported, Novelis' earnings in 2006 were adversely affected by higher metal prices, which the Company was unable to completely pass through to certain customers as a result of metal price ceilings on a portion of its can sheet sales in North America. In 2006, Novelis was unable to pass through approximately $475 million of metal price increases associated with sales under these contracts. This impact was partially offset by internal and external hedges, including $63 million of gains from the change in fair value of derivative instruments. Additional items adversely affecting earnings include higher energy and transportation costs; the adverse effects of currency exchange rates; and expenses related to the Company's restatement and review process, delayed financial reporting and continued reliance on third-party consultants to support its financial reporting requirements.

Ed Blechschmidt, Acting Chief Executive Officer of Novelis, said, "In the past year we made significant progress in strengthening the company for the future. We have taken steps to streamline the manufacturing operations and to introduce supply chain improvements. We have also improved our financial controls and procedures and our risk management capabilities. At the same time, we have strengthened our focus on customer satisfaction, supported by innovations such as the Novelis FusionTM technology for multi-alloy sheet products. We believe that the fundamentals of the business, our operations and our market position are strong, and that we are well positioned to build on our accomplishments as we look forward to our acquisition by Hindalco."

As previously announced, on February 11, 2007, Hindalco Industries Limited and Novelis announced that they have entered into a definitive agreement for Hindalco to acquire the outstanding shares of Novelis. Under the terms of the agreement, Novelis shareholders will receive $44.93 in cash for each outstanding common share upon the closing of the sale transaction.

Novelis is the global leader in aluminum rolled products and aluminum can recycling. The Company operates in 11 countries and has approximately 12,900 employees. Novelis has the capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America and South America. Through its advanced production capabilities, the Company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. Visit www.novelis.com.

Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of such statements in this news release include, among other matters, our expected inability to utilize tax losses and our positioning as we look to our acquisition by Hindalco. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: the level of our indebtedness and our ability to generate cash; relationships with, and financial and operating conditions of, our customers and suppliers; changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the effect of metal price ceilings in certain of our sales contracts; our ability to successfully negotiate with our customers to remove or limit metal price ceilings in our contracts; the effectiveness of our metal hedging activities, including our internal used beverage can and smelter hedges; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; continuing obligations and other relationships resulting from our spin-off from Alcan; changes in the relative values of various currencies; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions; our ability to improve and maintain effective internal control over financial reporting and disclosure controls and procedures in the future; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers' industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreements and other financing arrangements; the development of the most efficient tax structure for the Company; the risk that the pending transaction with Hindalco may not be completed in a timely manner or at all; and the potential adverse effect on our business and results of operations as a result of the pending sale transaction. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, and may be discussed in subsequent filings with the SEC. Further, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, are specifically incorporated by reference into this news release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed arrangement and required shareholder approval, Novelis Inc. will file a proxy statement/circular with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/CIRCULAR AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NOVELIS INC. AND THE ARRANGEMENT. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Novelis with the SEC may be obtained free of charge by contacting Novelis at 3399 Peachtree Road NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary. Our filings with the SEC are also available on our website at www.novelis.com.

PARTICIPANTS IN THE SOLICITATION

Novelis and its officers and directors may be deemed to be participants in the solicitation of proxies from Novelis' shareholders with respect to the arrangement. Information about Novelis' officers and directors and their ownership of Novelis' common shares is set forth in the information circular for Novelis' 2006 Annual Meeting of Shareholders, which was filed with the SEC on September 15, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Novelis and its respective officers and directors in the acquisition by reading the preliminary and definitive proxy statement/circulars regarding the arrangement, which will be filed with the SEC.

                                       ###

MEDIA CONTACT:                                      INVESTOR CONTACT:
Charles Belbin                                      Eric Harris
404-814-4260                                        404-814-4304
charles.belbin@novelis.com                          eric.harris@novelis.com

                                        3